UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 27, 2018

Evergreen International Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-30432	22-2335094
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2295 N.W. Corporate Blvd., Suite 230, Boca Raton, FL 33431

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(561) 245-8347

(ISSUER TELEPHONE NUMBER)

Arbor Entech Corporation

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 Changes in Control of Registrant.

On June 22, 2018, the Company (f/k/a Arbor EnTech Corporation) entered into a Stock Purchase Agreement (the “SPA”) with Tan Ying Lok (the “Purchaser”) and those selling stockholders listed on Schedule A of the SPA, including Airmont Trust and Brad Houtkin, the Company’s two controlling stockholders (collectively, the “Sellers”), pursuant to which the Purchaser agreed to acquire 7,258,750 shares of common stock representing approximately 98.75% of the company’s issued and outstanding common stock (the “Shares”) for $325,000.

The SPA was a result of a privately negotiated transaction.

On July 27, 2018, the transactions contemplated by the SPA was closed, and as a result, the Purchaser completed the acquisition of the Shares, representing 98.75% of the company’s issued and outstanding common stock for $325,000, which was funded out of the purchaser’s personal funds. The consummation of the transactions contemplated by the SPA resulted in a change of control of the Company.

Pursuant to the requirements of the SPA, effective on the 10th day after the closing date of the SPA, Mr. Brad Houtkin will resign from his positions as President, CEO, Treasurer and Director of the Company, Mr. Michael Houtkin will resign as the Secretary and Director of the Company, and Ms. Sherry Houtkin will resign as the Director of the Company. Further, effective as of the same date, the Board of Directors of the Company appointed Jiangou Wei as the sole Director, CEO, President and Treasurer of the Company, and Ge Gao as the Corporate Secretary of the Company.

The Company is not aware of any arrangements that would result in change of control of the Company, other than the change of control reported above.

Except as described herein, there are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Biographical Information for Mr. Jiangou Wei

Jiangou Wei, Age 60, Director, President and Treasurer

Mr. Wei has obtained extensive business and management experiences from his leadership positions with Changqing Group, a company engaged in a diverse array of businesses including real estate, insurance, tourism, pension, and many others. He has served as the Executive Director and President of Changqing Group since October 1999, responsible for executive decision making and strategy development. In June 2011, Mr. Wei became the Chairman of Changqing International Pension Industry Group Co., Ltd., and in January 2017, Mr. Wei took the role of the Chairman of Beijing Changqing Foundation Tourism Development Co., Ltd. Prior to joining Chaingqing Group, from 1986 to 1993, Mr. Wei held several positions at the executive management level with Baoding China Construction Bank, a major Chinese government-owned bank. He graduated with a masters’ degree from Nanjing Engineering and Engineering College in 1978.

Biographical Information for Mr. Ge Gao

Ge Gao, Age 50, Corporate Secretary

Mr. Gao joined Changqing International Pension Industry Group Co., Ltd. as director in August 2011, and has held the position of director and general manager of Beijing Changqing Foundation Tourism Development Co., Ltd. since January, 2017. Previously, Mr. Gao worked in the Finance and Investment department of various companies, including Zhongtian Financial Group Co., Ltd. (from 1991 to 1996), Huawei Technologies Co., Ltd (from 1996 to 1997), Southern Securities Co., Ltd. (from 1997 to 2004), Chongqing Tongsheng Industrial (Group) Co., Ltd. (from 2007 to 2009), and Chongqing Zhongxun Holdings (Group) Co., Ltd. (from 2007 to 2011). He taught banking and securities investment classes as a professor at Chongqing Technology and Business University (from 2004 to 2010). Mr. Gao has a master’s degree and is a securities analyst.

1

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
10.1	Stock Purchase Agreement, dated June 22, 2018, by and among Arbor Entech Corporation, Tan Ying Lok, and the selling stockholders set forth on Exhibit A.	Filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen International Corp.

Date: July 27, 2018	By:	/s/ Brad Houtkin
	Name:	Brad Houtkin
	Title:	President, Treasurer and Director

3